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                                                                   Exhibit 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareowners of AlliedSignal Inc., which is incorporated by reference in AlliedSignal's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 30, 1999